Exhibit 99.1

Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to §906 of The Sarbanes-Oxley Act of 2002

The undersigned, Chief Executive Officer of CP Limited Partnership (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to §906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report of CP Limited Partnership on Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2003

By:	/s/ REES F. DAVIS, JR.

Name:	Rees F. Davis, Jr.
Title:	Chief Executive Officer

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned, Chief Financial Officer of CP Limited Partnership (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to §906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report of CP Limited Partnership on Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2003

By:	/s/ TAMARA D. FISCHER

Name:	Tamara D. Fischer
Title:	Chief Financial Officer

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.